Exhibit 10.16
                                   ALLCOM USA
                     Telecommunications Solutions That Work

                                Binding Deal Memo


ALLCOM USA is a Nevada Corporation who specializes in Telecommunication services. ALLCOM USA has agreed to the following acquisition of assets for the sum total price of 100,000 shares of R144 stock to be issued to --as directed by Bill Brouillet -- as of August, 2004.

     a. ALLCOM USA would hire as either employees at will or as consultants the following personnel:
          (1)  Shawn Jones
          (2)  Simon Eggington
          (3)  And, others "to be determined"

     b. ALLCOM USA would acquire the assets, including the vehicles, office equipment, inventory and any telephone systems currently assigned to Integrated Communications of NV.
     c. ALLCOM USA would plan to use Shawn Jones' contractors license for the State of NV.
     d. ALLCOM USA would sign vendor agreements with Altigen and other suppliers that reflect the same or enhanced contract parameters as were in place with Integrated Communications.
     e. ALLCOM USA would use its management and expertise to provide all such telecommunications and engineering services to customers and all such contracts and revenue, direct and indirect will be assigned to ALLCOM USA.
     f. ALLCOM USA would make available other services that generate revenue to Bill Brouillet and his B&C Telephone INC. customers or affiliates.
     g. All parties involved in this asset acquisition agree that they will not compete with ALLCOM or interfere with ALLCOM with the designated customers and vendors ALLCOM has reviewed and discussed with Integrated Communications, its affiliates, management and its employees including and not limited to, Simon Eggington and Shawn Jones.

     h. Parties have agreed that the venue shall be Los Angeles County, California.

     i. Parties represent and warrant they have the power to sign for the sale of said assets and the power to consummate this asset acquisition in full with no such liabilities whatsoever. Integrated Communications and affiliates hereby represent that there is no legal or other pending issues that may encumber the completion of this contract and its good faith intent.
     j.   20,000 Options as of Mkt price at close 8/12/04


/s/ Larry Wilcox      Date 8/12/04             (Illegible)        Date Aug 12 04
----------------          --------             -----------------       ---------
UC HUB
Larry Wilcox


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     10390 Commerce Center Drive, Suite 250, Rancho Cucamonga, CA 91730 USA
   Tel: (800)425-5266 - Fax: (888)525-5266 - www.AllComUSA.com info@AllCom.Com


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